UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011

Bioanalytical Systems, Inc.
(Exact name of registrant as specified in charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 5, 2011, Bioanalytical Systems, Inc. (the "Company") entered into Securities Purchase Agreements (each, a “Purchase Agreement”) with certain investors providing for the purchase of units consisting of 5,506 shares of 6% Series A Convertible Preferred Shares (which are convertible into a total of 2,753,000 Common Shares at a conversion price of $2.00 per share) (the "Series A Shares"), Class A Warrants to purchase 1,376,500 of the Company's Common Shares and Class B Warrants to purchase a total of 1,376,500 of the Company's Common Shares.  The aggregate gross purchase price of the units was $5,506,000.  The closing of the sale of units under the Purchase Agreement took place on May 11, 2011, at which time the Company issued the Series A Shares and executed and delivered to each purchaser in the offering one Class A Warrant and one Class B Warrant.

Class A Warrants are exercisable immediately after the date of issuance and expire five years after the date of issuance.  Class B Warrants are exercisable immediately after the date of issuance and expire one year after the date of issuance.  Both Class A Warrants and Class B Warrants entitle the holder to purchase 0.5 of the Company's Common Shares for each Common Share underlying the Series A Shares purchased by the holder for an exercise price equal to $2.00, subject to adjustment as provided in the Warrant.

The foregoing is only a brief description of the material terms of the Purchase Agreement and the Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the form of Purchase Agreement and the form of Warrant that are incorporated by reference herein.

On May 11, 2011, the Company issued a press release with respect to the closing of the offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The Offering is being made only by means of a prospectus, copies of which may be obtained from Ladenburg Thalmann & Co. Inc., Prospectus Department, 520 Madison Avenue, 9th Floor, New York, New York, 10022, telephone: 212-409-2000.  Electronic copies of the prospectus are available on the Securities and Exchange Commission's Website at www.sec.gov.

The Units are being offered pursuant to an effective registration statement.  This Current Report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2011, the Company amended its  Second Amended and Restated Articles of Incorporation to designate the rights, preferences and limitations of the Series A Shares (the "Amended Articles").  The Series A Shares have a stated value and a liquidation preference equal to $1,000 per share and are redeemable at the option of the Company for a cash payment equal to 120% of the stated value of the Series A Shares so long as certain conditions are met.  The Company also has the right to convert the Series A Shares in certain circumstances.  Until May 11, 2014, the Series A Shares will have a stated dividend rate of 6% per annum, payable quarterly in cash, or subject to certain conditions, in Common Shares or a combination of cash and Common Shares at the Company's election.  After May 11, 2014, the Series A Shares will participate in any dividends payable upon Common Shares on an "as converted" basis.  If a holder elects to convert his, her or its Series A Shares prior to May 11, 2014, the Company must pay to the holder in cash, or subject to certain conditions, in Common Shares or a combination of cash and Common Shares at the election of the Company, an amount equal to $180 per $1,000 of stated value of the Series A Shares, less the amount of any dividends paid in cash or in Common Shares on such Series A Shares on or before the date of conversion.

The foregoing is only a brief description of the material terms of the Amended Articles, does not purport to be a complete description of the rights and obligations thereunder, and is qualified in its entirety by reference to the Amended Articles that are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

	3.1	Amendment No. 1 to Second Amended and Restated Articles of Incorporation.
	4.1	Form of Warrant (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S- 1 (Registration No. 333-172508) originally filed February 28, 2011).
	10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 (Registration No. 333-172508) originally filed February 28, 2011).
	99.1	Bioanalytical Systems, Inc. press release, issued May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Dated: May 12, 2011	By:	/s/ Michael R. Cox
Michael R. Cox Vice President-Finance and Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No	Description

3.1	Amendment No. 1 to Second Amended and Restated Articles of Incorporation.
4.1	Form of Warrant (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S- 1 (Registration No. 333-172508) originally filed February 28, 2011).
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.27 to Registration Statement on Form S-1 (Registration No. 333-172508) originally filed February 28, 2011).
99.1	Bioanalytical Systems, Inc. press release, issued May 11, 2011.